Exhibit 99.1

HighPeak Energy, Inc. Announces Fourth Quarter and Year-End 2025 Financial and Operating Results and Provides 2026 Guidance

Fort Worth, Texas, March 11, 2026 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter and year ended December 31, 2025. In addition, HighPeak provided its 2026 guidance and capital budget, as approved by its Board of Directors.

A statement from our President and CEO, Michael Hollis,

“In light of the current geopolitical uncertainty and commodity price volatility, we are taking a disciplined and measured approach to 2026. Our priority is clear: protect profitability and maximize free cash flow, not chase production volumes.

Our top financial objective is strengthening the balance sheet. Any incremental free cash flow generated in a stronger commodity price environment will be directed toward accelerating debt reduction. To strengthen our financial resilience and position the Company for long-term success, we are taking decisive, proactive measures across the organization. These include reducing our annual capital budget to align expenditures with cash flow generation, expanding our hedging program to capture attractive pricing and mitigate commodity price volatility, and suspending our dividend to increase annual liquidity by an estimated $20-$25 million.

Our conservative 2026 development plan is based on one drilling rig and one completion crew, which we expect will allow us to drill approximately 30 wells and bring 36–38 wells online. This plan is intentionally structured to:

1.	Operate within cash flow, inclusive of our financial obligations, with crude prices averaging down to the mid-to-upper $50s per barrel;
2.	Maximize free cash flow generation and accelerate debt paydown in a higher price environment; and
3.	Maintain strict cost optimization across our operations.

HighPeak’s 2026 program balances capital investment in new development with optimization of our existing base production. This plan is already delivering results as quarter-to-date production is exceeding 46 MBoe/day, including the effects of winter storm Fern. Our reduced capital expenditure budget, down nearly 50% year-over-year, is partially offset by a modest increase in lease operating expenses per Boe as we endeavor to maximize our return on investment.

Inventory depth and remaining Tier 1 locations are important themes across the U.S. unconventional sector, and we do not take our position for granted. While we maintain a deep, delineated inventory of high-quality drilling locations, we are cautious not to accelerate development into an extremely volatile market. Although recent events in the world have caused a surge in near-term oil prices, we are committed to developing our assets at the appropriate cadence — one that reflects sustained market conditions, capital discipline and long-term value creation.

At our current development pace, we have multiple decades of high-return inventory supported by a life-of-field infrastructure system designed to efficiently extract our resources to maximize returns for our shareholders. We are building a business that is durable through the cycle, beginning with strengthening our financial foundation.”

2026 Outlook

The Company plans to average one (1) drilling rig and approximately one (1) frac crew during 2026 under its current plan of development.

Development Plan and Capex

●	Operated Wells Drilled	28 - 30
●	Operated Wells TIL’d	36 - 38
●	Average lateral length	~12,500’
●	Average cost/foot	~$550’
●	Operated D,C,E&F Capex	$230 - $240 ($MM)
●	2026 Total Capital Expenditures(1)	$255 - $285 ($MM)

Production (Boe/d)

●	Average daily production rate	41,000 – 44,000
●	Oil %	67% - 68%

Unit Measures ($/Boe)

●	Lease Operating Expenses, including workovers	$8.50 - $8.90
●	Gathering, Processing & Transportation Expenses	$4.25 - $4.50
●	General & Administrative	$1.50 - $1.75

(1)	Total capital expenditures includes operated and non-operated D,C,E&F, infrastructure, midstream, ESG & capital workovers.

Year-End 2025 Proved Reserves

●

As of December 31, 2025, HighPeak Energy’s estimated proved reserves, prepared by Cawley, Gillespie & Associates, Inc., were 174 MMBoe consisting of approximately 66% crude oil, 17% NGL and 17% natural gas.

●	Proved developed reserves were 96 MMBoe and comprised 55% of the Company’s total proved reserves.
●

The Company’s PV-10 (a non-GAAP financial measure defined and reconciled below) was approximately $2.1 billion at year end 2025 based on pricing guidelines established by the Securities and Exchange Commission (“SEC”). 2024 SEC pricing was $65.34 per Bbl of crude oil and $3.387 per MMBtu of natural gas, before adjustments for price differentials.

●

As of December 31, 2025, the average adjusted prices realized over the remaining lives of the Company’s assets were $65.32 per Bbl of crude oil net of price differentials and $3.20 per Bbl of NGL and $0.795 per Mcf of natural gas, net of gathering, processing and transportation expenses.

	Crude Oil (MBbl)	NGL (MBbl)	Natural Gas (MMcf)	Total (MBoe)	PV-10 ($M)
Proved developed producing	49,538	19,840	114,217	88,414	$1,354
Proved developed nonproducing	5,554	1,101	6,349	7,713	139
Total proved developed reserves	55,092	20,941	120,566	96,127	1,493
Proved undeveloped	59,106	9,503	54,928	77,764	564
Total proved reserves	114,198	30,444	175,494	173,891	$2,057

Fourth Quarter & Full-Year 2025 Operational Update

HighPeak’s sales volumes averaged 48.3 thousand barrels of crude oil equivalent (“MBoe/d”) during full-year 2025 consisting of approximately 68% crude oil and 85% liquids. HighPeak’s sales volumes during the fourth quarter of 2025 averaged 43.7 MBoe/d consisting of approximately 64% crude oil and 83% liquids.

The Company averaged 1-2 drilling rigs and one frac crew throughout full-year 2025, drilled 50 gross (49.8 net) horizontal wells and turned-in-line 49 gross (48.7 net) producing wells. The Company averaged two drilling rigs and one frac crew during the fourth quarter, drilled 15 gross (15.0 net) horizontal wells and turned-in-line 13 gross (13.0 net) producing wells. On December 31, 2025, the Company had 23 gross (23.0 net) horizontal wells in various stages of drilling and completion.

The Company released a drilling rig in late January bringing us to one drilling rig and one frac crew that we plan to run for the majority of 2026.

Fourth Quarter & Full-Year 2025 Financial Results

HighPeak reported net income of $19.0 million for full-year 2025, or $0.14 per diluted share, and EBITDAX (a non-GAAP financial measure defined and reconciled below) of $607.1 million, or $4.40 per diluted share. HighPeak reported a net loss of $25.2 million for the fourth quarter of 2025, or ($0.21) per diluted share, and EBITDAX of $113.9 million, or $0.82 per diluted share.

Full-year 2025 average realized prices were $65.43 per Bbl of crude oil, $19.69 per Bbl of NGL and $1.25 per Mcf of natural gas, resulting in an overall realized price of $48.98 per Boe, or 75% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. Including the effects of derivatives, full-year 2025 average realized prices were $65.82 per Bbl of crude oil, $19.69 per Bbl of NGL and $1.82 per Mcf of natural gas, resulting in an overall realized price of $49.77 per Boe. HighPeak’s cash costs for full-year 2025 were $15.33 per Boe, including lease operating costs of $6.78 per Boe, expense workovers of $1.13 per Boe, gathering, processing and transportation expenses of $3.88 per Boe, production and ad valorem taxes of $2.11 per Boe and G&A expenses of $1.43 per Boe. As a result, the Company’s unhedged EBITDAX per Boe was $33.65 per Boe. Fourth quarter average realized prices were $58.95 per Bbl of crude oil, $17.26 per Bbl of NGL and $0.17 per Mcf of natural gas, resulting in an overall realized price of $41.27 per Boe, or 70% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. Including the effects of derivatives, fourth quarter average realized prices were $60.36 per Bbl of crude oil, $17.26 per Bbl of NGL and $0.76 per Mcf of natural gas, resulting in an overall realized price of $42.79 per Boe. HighPeak’s cash costs for the fourth quarter were $14.45 per Boe, including lease operating costs of $7.46 per Boe, expense workovers of $1.72 per Boe, gathering, processing and transportation expenses of $4.38 per Boe, production and ad valorem taxes of a negative $0.08 per Boe due to a $10 million natural gas severance tax refund recognized and G&A expenses of $0.98 per Boe. As a result, the Company’s unhedged EBITDAX per Boe was $26.81 per Boe.

HighPeak’s total capital expenditures, excluding acquisitions, for the full-year 2025 were $511.8 million. HighPeak’s total capital expenditures, excluding acquisitions, for the fourth quarter of 2025 were $119.9 million with the addition of a second rig in October which was released in mid-January 2026.

Hedging

Crude oil. As of December 31, 2025 and factoring in derivative instruments entered into subsequent to yearend, HighPeak had the following outstanding crude oil derivative instruments and the weighted average crude oil prices per barrel (“Bbl”):

Settlement Month	Settlement Year	Type of Contract	Bbls Per Day	Index	Swap Price per Bbl	Costless Collar Floor Price per Bbl	Costless Collar Ceiling Price per Bbl
Crude Oil:
Jan – Mar	2026	Costless Collar	14,350	WTI Cushing	$—	$60.58	$69.62
Jan – Mar	2026	Swap	5,139	Argus WTI Midland	$62.54	$—	$—
Jan – Mar	2026	Basis Swap	689	WTI Cushing	$0.92	$—	$—
Apr – Jun	2026	Costless Collar	12,350	WTI Cushing	$—	$59.87	$66.82
Apr – Jun	2026	Swap	10,000	WTI Cushing	$64.91	$—	$—
Apr – Jun	2026	Roll Swap	10,000	NYMEX WTI Roll	$4.04	$—	$—
Apr – Jun	2026	Basis Swap	5,000	Argus WTI Midland	$1.01	$—	$—
Jul – Sep	2026	Costless Collar	12,000	WTI Cushing	$—	$59.83	$66.84
Jul – Sep	2026	Swap	5,000	WTI Cushing	$63.45	$—	$—
Jul – Sep	2026	Roll Swap	10,000	NYMEX WTI Roll	$4.04	$—	$—
Jul – Sep	2026	Basis Swap	5,000	Argus WTI Midland	$1.01	$—	$—
Oct – Dec	2026	Costless Collar	9,800	WTI Cushing	$—	$59.80	$65.31
Oct – Dec	2026	Swap	5,000	WTI Cushing	$63.45	$—	$—
Oct – Dec	2026	Roll Swap	10,000	NYMEX WTI Roll	$4.04	$—	$—
Oct – Dec	2026	Basis Swap	5,000	Argus WTI Midland	$1.01	$—	$—
Jan – Mar	2027	Costless Collar	8,900	WTI Cushing	$—	$59.78	$65.24
Jan – Mar	2027	Swap	4,400	WTI Cushing	$62.14	$—	$—
Jan – Mar	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—
Apr – Jun	2027	Costless Collar	4,000	WTI Cushing	$—	$52.00	$62.85
Apr – Jun	2027	Swap	6,470	WTI Cushing	$59.61	$—	$—
Apr – Jun	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—
Jul – Sep	2027	Swap	8,950	WTI Cushing	$61.46	$—	$—
Jul – Sep	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—
Oct – Dec	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—

The Company’s crude oil derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for West Texas Intermediate (“WTI Cushing”) pricing or the basis differential between that and Argus WTI Midland pricing which represents the premium to WTI Cushing.

Natural gas. As of December 31, 2025 and factoring in derivative instruments entered into subsequent to yearend, the Company had the following outstanding natural gas derivative instruments and the weighted average natural gas prices payable per MMBtu.

Settlement Month	Settlement Year	Type of Contract	MMBtu Per Day	Index	Price per MMBtu
Natural Gas:
Jan – Mar	2026	Swap	31,556	HH	$4.53
Apr – Jun	2026	Swap	30,000	HH	$4.30
Jul – Sep	2026	Swap	30,000	HH	$4.30
Oct – Dec	2026	Swap	30,000	HH	$4.30
Jan – Mar	2027	Swap	19,667	HH	$4.30

The Company’s natural gas derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for Henry Hub (“HH”) pricing.

Dividends

During the fourth quarter of 2025, HighPeak’s Board of Directors approved a quarterly dividend of $0.04 per share, or $5.0 million in dividends paid to stockholders during the quarter. The Company’s Board of Directors suspended the dividend in the first quarter of 2026.

Conference Call

HighPeak will host a conference call and webcast on Thursday, March 12, 2026, at 11:00 a.m. Central Time for investors and analysts to discuss its results for the third quarter of 2025. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

Conference Participation

HighPeak Energy will participate in-person at the upcoming 38th Annual Roth Conference to be held from March 23-25, 2026, located in Dana Point, California.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy” or the “Company”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by its 2026 guidance, volatility of commodity prices, political instability or armed conflicts in crude or natural gas producing regions such as the ongoing war between Russia and Ukraine and conflicts in the Middle East, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, OPEC+ policy decisions, potential new trade policies, such as tariffs, could adversely affect the Company’s operations, business and profitability, inflationary pressures on costs of oilfield goods, services and personnel, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. Reserves estimates included herein may not be indicative of the level of reserves or PV-10 value of oil and natural gas production in the future. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact HighPeak’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in the Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2026 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc. Unaudited Condensed Consolidated Balance Sheet Data (In thousands)

	December 31,
	2025	2024
Current assets:
Cash and cash equivalents	$162,075	$86,649
Accounts receivable	55,546	85,242
Derivative instruments	29,574	7,582
Inventory	7,648	10,952
Prepaid expenses	5,054	4,587
Total current assets	259,897	195,012
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	4,477,368	3,959,545
Unproved properties	59,285	70,868
Accumulated depletion, depreciation and amortization	(1,606,217)	(1,184,684)
Total crude oil and natural gas properties, net	2,930,436	2,845,729
Other property and equipment, net	3,012	3,201
Derivative instruments	4,197	—
Other noncurrent assets	16,172	19,346
Total assets	$3,213,714	$3,063,288

Current liabilities:
Current portion of long-term debt	$60,000	$120,000
Accounts payable – trade	84,313	74,011
Accrued capital expenditures	30,921	35,170
Revenues and royalties payable	30,665	26,838
Other accrued liabilities	20,927	22,196
Advances from joint interest owners	2,205	316
Operating leases	845	719
Derivative instruments	380	5,380
Total current liabilities	230,256	284,630
Noncurrent liabilities:
Long-term debt, net	1,132,807	928,384
Deferred income taxes	239,636	232,398
Asset retirement obligations	15,944	14,750
Derivative instruments	360	—
Operating leases	142	670

Stockholders’ equity
Common stock	13	13
Additional paid-in capital	1,162,007	1,166,609
Retained earnings	432,549	435,834
Total stockholders’ equity	1,594,569	1,602,456
Total liabilities and stockholders’ equity	$3,213,714	$3,063,288

HighPeak Energy, Inc. Unaudited Condensed Consolidated Statements of Operations (in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating revenues:
Crude oil sales	$152,057	$232,881	$785,977	$1,060,476
NGL and natural gas sales	13,782	16,068	77,382	56,699
Total operating revenues	165,839	248,949	863,359	1,117,175
Operating costs and expenses:
Crude oil and natural gas production	36,892	33,762	139,492	132,244
Gathering, processing and transportation	17,591	14,143	68,401	47,761
Production and ad valorem taxes	(335)	13,267	37,224	59,677
Exploration and abandonments	13,034	449	16,685	1,476
Depletion, depreciation and amortization	110,589	105,631	421,776	500,752
Accretion of discount	290	244	1,075	966
General and administrative	3,925	6,001	25,270	20,392
Stock-based compensation	177	1,375	619	12,701
Total operating costs and expenses	182,163	174,872	710,542	775,969
Other expense	125	390	2,836	3,795
(Loss) income from operations	(16,449)	73,687	149,981	337,411
Interest and other income	1,511	1,721	3,847	8,685
Interest expense	(36,586)	(39,508)	(147,136)	(168,712)
Gain (loss) on derivative instruments, net	19,481	(23,053)	44,913	(46,464)
Loss on extinguishment of debt	—	—	(25,437)	—
(Loss) income before income taxes	(32,043)	12,847	26,168	130,920
Provision for income taxes	(6,830)	3,866	7,205	35,851
Net (loss) income	$(25,213)	$8,981	$18,963	$95,069
(Loss) earnings per share:
Basic net (loss) income	$(0.21)	$0.07	$0.13	$0.69
Diluted net (loss) income	$(0.21)	$0.06	$0.14	$0.67

Weighted average shares outstanding:
Basic	125,265	124,348	125,265	125,281
Diluted	125,265	128,073	125,330	129,205

Dividends declared per share	$0.04	$0.04	$0.16	$0.16

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,963	$95,069
Adjustments to reconcile net income to net cash provided by operations:
Provision for deferred income taxes	7,239	35,330
Loss on extinguishment of debt	25,437	—
(Gain) loss on derivative instruments	(44,913)	44,464
Cash received (paid) on settlement of derivative instruments	14,084	(14,246)
Amortization of debt issuance costs	5,881	8,278
Amortization of discounts on long-term debt	5,714	9,865
Stock-based compensation expense	619	12,701
Accretion expense	1,075	966
Depletion, depreciation and amortization	421,776	500,752
Exploration and abandonment expense	15,413	620
Changes in operating assets and liabilities:
Accounts receivable	29,697	9,347
Prepaid expenses, inventory and other assets	5,635	(19,474)
Accounts payable, accrued liabilities and other current liabilities	4,977	4,719
Net cash provided by operating activities	511,597	690,391
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(515,379)	(604,828)
Changes in working capital associated with crude oil and natural gas property additions	6,250	(1,294)
Acquisitions of crude oil and natural gas properties	(6,724)	(14,844)
Proceeds from sales of properties	570	339
Other property additions	(54)	(216)
Net cash used in investing activities	(515,337)	(620,843)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Term Loan Credit Agreement	180,000	—
Repayments under Term Loan Credit Agreement	(60,000)	(120,000)
Borrowings under Senior Credit Facility Agreement	30,000	—
Repayments under Senior Credit Facility Agreement	(30,000)	—
Dividends paid	(20,910)	(20,058)
Debt issuance costs	(7,859)	(58)
Cash paid for tax withholding on vested equity awards	(5,067)	—
Premium on extinguishment of debt	(4,750)	—
Dividend equivalents paid	(2,094)	(2,133)
Stock offering costs	(155)	—
Proceeds from exercise of warrants	1	1
Repurchased shares under buyback program	—	(35,166)
Net cash provided by (used in) financing activities	79,166	(177,414)
Net increase (decrease) in cash and cash equivalents	75,426	(107,866)
Cash and cash equivalents, beginning of period	86,649	194,515
Cash and cash equivalents, end of period	$162,075	$86,649

HighPeak Energy, Inc.
Unaudited Summary Operating Highlights

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Average Daily Sales Volumes:
Crude oil (Bbls)	28,039	35,926	32,911	37,914
NGLs (Bbls)	8,249	7,289	7,931	6,2414
Natural gas (Mcf)	44,350	42,007	44,733	34,828
Total (Boe)	43,680	50,216	48,297	49,960

Average Realized Prices (excluding effects of derivatives):
Crude oil per Bbl	$58.95	$70.46	$65.43	$76.42
NGL per Bbl	$17.26	$22.30	$19.69	$22.06
Natural gas per Mcf	$0.17	$0.29	$1.25	$0.49
Total per Boe	$41.27	$53.89	$48.98	$61.10

Margin Data ($ per Boe, excluding effects of derivatives):
Average price	$41.27	$53.89	$48.98	$61.10
Lease operating costs	(7.46)	(6.81)	(6.78)	(6.76)
Expense workovers	(1.72)	(0.50)	(1.13)	(0.47)
Gathering, processing & transportation expenses	(4.38)	(3.06)	(3.88)	(2.61)
Production and ad valorem taxes	0.08	(2.87)	(2.11)	(3.26)
General & administrative expenses	(0.98)	(1.30)	(1.43)	(1.12)
	$26.81	$39.35	$33.65	$46.88

HighPeak Energy, Inc.
Unaudited Earnings Per Share Details

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net (loss) income as reported	$(25,213)	$8,981	$18,963	$95,069
Participating basic earnings	(502)	(861)	(2,094)	(9,155)
Basic (losses) earnings attributable to common shareholders	(25,715)	8,120	16,869	85,914
Reallocation of participating earnings	—	5	302	108
Diluted net (loss) income attributable to common shareholders	$(25,715)	$8,125	$17,171	$86,022

Basic weighted average shares outstanding	125,265	124,348	125,265	125,281
Dilutive warrants and unvested stock options	—	1,571	—	1,770
Dilutive unvested restricted stock	—	2,154	65	2,154
Diluted weighted average shares outstanding	125,265	128,073	125,330	129,205

Net (loss) income per share attributable to common shareholders:
Basic	$(0.21)	$0.07	$0.13	$0.69
Diluted	$(0.21)	$0.06	$0.14	$0.67

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Income to EBITDAX, Discretionary Cash Flow and Net Cash Provided by Operations
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(25,213)	$8,981	$18,963	$95,069
Interest expense	36,586	39,508	147,136	168,712
Interest and other income	(1,511)	(1,721)	(3,847)	(8,685)
Provision for income taxes	(6,830)	3,866	7,205	35,851
Depletion, depreciation and amortization	110,589	105,631	421,776	500,752
Accretion of discount	290	244	1,075	966
Exploration and abandonment expense	13,034	449	16,685	1,476
Stock based compensation	177	1,375	619	12,701
Derivative related noncash activity	(13,385)	20,704	(30,829)	32,218
Loss on extinguishment of debt	—	—	25,437	—
Other expense	125	390	2,836	3,795
EBITDAX	113,862	179,427	607,056	842,855
Cash interest expense	(35,920)	(34,949)	(135,541)	(150,569)
Other (a)	889	1,682	(227)	3,513
Discretionary cash flow	78,831	146,160	471,288	695,799
Changes in operating assets and liabilities	14,262	(6,642)	40,309	(5,408)
Net cash provided by operating activities	$93,093	$139,518	$511,597	$690,391

(a) includes interest and other income net of current tax expense, other expense and operating portion of exploration and abandonment expenses.

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Cash Provided by Operations and Free Cash Flow (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$93,093	$139,518	$511,597	$690,391
Add back net change in operating assets and liabilities	(14,262)	6,642	(40,309)	5,408
Operating cash flow before working capital changes	78,831	146,160	471,288	695,799
Additions to crude oil and natural gas properties	(120,984)	(152,680)	(515,379)	(604,828)
Changes in working capital associated with crude oil and natural gas property additions	34,723	11,920	6,250	(1,294)
Free cash flow	$(7,430)	$5,400	$(37,841)	$89,677

HighPeak Energy, Inc.
Unaudited Reconciliation of Standardized Measure to PV-10
(in thousands)

As of December 31, 2025	Total Proved
Standardized measure	$1,912,755
Present value of future income taxes and certain abandonment costs discounted at 10%	144,242
Present value of estimated future cash flows (PV-10)	$2,056,997

HighPeak Energy, Inc.
Unaudited Change in Reserves

MBoe
Proved Reserves on December 31, 2024	198,998
Extensions, discoveries and revisions	(7,457)
Sales of reserves-in-place	(22)
Production	(17,628)
Proved Reserves on December 31, 2025	173,891

Investor Contact:

Ryan Hightower

Executive Vice President

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.